Exhibit 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

      THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made on July 29, 2008 by and between IGI Laboratories, Inc. (f/k/a IGI, Inc.), a Delaware corporation with an address of 105 Lincoln Avenue, Buena, New Jersey 08310 ("Borrower"), and Pinnacle Mountain Partners LLC, a New Hampshire limited liability company with an address of 206 Pinnacle Road, Lyndeborough, New Hampshire, 03082 (together with its successors and assigns, "Lender").

      WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement, dated as of January 29, 2007 (the "Loan Agreement"), and the Loan Agreement provides that it may only be amended by a writing signed by both Borrower and Lender; and

WHEREAS, Borrower and Lender desire to amend certain provisions of the Loan Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrower and Lender hereby agree that the Loan Agreement is hereby amended as follows:

1. Amendment to Article I, Section 1. The first sentence in Section 1 of Article I of the Loan Agreement is hereby amended and restated in its entirety to read:

Lender agrees to make revolving loans (the "Revolving Loans") to or for the account of Borrower, upon Borrower's request therefore, in an aggregate amount of a maximum of Five Hundred Thousand Dollars ($500,000.00) (the "Revolving Loan Amount") or such greater amounts as may from time to time be established by Lender, subject to the terms and conditions set forth herein.

2. Amendment to Article I, Section 4. Section 4 of Article I of the Loan Agreement is hereby amended and restated in its entirety to read:

Maturity. All loans and advances made respecting the Revolving Loans shall be payable to Lender on January 31, 2009.

3.  Valid Obligation. The execution, delivery and performance of this Amendment by Borrower has been duly authorized by all necessary corporate action, represents a legal, valid and binding obligation of Borrower, and is fully enforceable according to its terms, except as limited by laws relating to the enforcement of creditor's rights.

4. Miscellaneous.

a. Defined Terms. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan Agreement.

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      b.  No Further Amendment. Except as otherwise amended and supplemented by this Amendment, all provisions of the Loan Agreement, including, without limitation, provisions relating to governing law, shall remain in full force and effect and shall apply to this Amendment (unless this Amendment specifically amends a particular provision of the Loan Agreement) and the Loan Agreement and this Amendment shall each be construed together and considered one and the same agreement.

c. Counterparts. This Amendment may be signed in one or more counterparts, all of which shall constitute a single agreement.

[signature page follows]

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IN WITNESS WHEREOF, this First Amendment to Loan and Security Agreement has been executed by the parties hereto as of the day and year first written above.

IGI LABORATORIES, INC.

By:	/s/ Rajiv Mathur

Name:	Rajiv Mathur
Title:	President and CEO

PINNACLE MOUNTAIN PARTNERS LLC

By:	/s/ Jane E. Hager

Name:	Jane E. Hager
Title:	President

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